Report of Independent Registered
Public Accounting Firm

Shareholders and Board of Trustees
UMB Scout Funds
Kansas City, Missouri

In planning and performing our
audit of the financial
statements of the UMB Scout
Stock Fund, UMB Scout Mid Cap
Fund, UMB Scout Small Cap Fund,
UMB Scout International Fund,
UMB Scout International
Discovery Fund, UMB Scout Bond
Fund, UMB Scout Money Market
Fund (Federal and Prime
portfolios) and UMB Scout Tax
Free Money Market Fund (all the
funds comprising the UMB Scout
Funds, hereafter referred to as
"the Funds"), as of and for the
year ended June 30, 2008, in
accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered
the Funds' internal control
over financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N SAR, but not for
the purpose of
expressing an opinion on
the effectiveness of the
Funds' internal control
over financial reporting.
Accordingly, we express no
such opinion.

The management of the
Funds is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility,estimates
and judgments by
management are required
to assess the expected
benefits and related
costs of controls.  The
Funds' internal control
over financial reporting
is a process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with accounting
principles generally
accepted in the United
States of America.
The Funds' internal
control over financial
reporting includes
those policies and
procedures that (1)
pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the Fund;
(2) provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation
of financial statements
in accordance with
accounting principles
generally accepted in
the United States of
America, and that
receipts and
expenditures of the
company are being
made only in accordance
with authorizations of
management and
directors of the Fund;
and (3) provide
reasonable assurance
regarding prevention
or timely detection
of unauthorized
acquisition, use or
disposition of the
Funds' assets that
could have a material
effect on the
financial statements.

Because of inherent
limitations, internal
control over
financial reporting
may not prevent or
detect misstatements.
Also, projection of
any evaluation of
effectiveness to
future periods is
subject to the risk
that controls may
become inadequate
because of changes
in conditions or
that the degree of
compliance with
the policies or
procedures may
deteriorate.

A deficiency
exists when the
design or
operation of a
control does not
allow management
or employees, in
the normal course
of performing
their assigned
functions, to
prevent or detect
misstatements of the
Funds' annual or
interim financial
statements on a timely
basis.  A deficiency in
design exists when a
control necessary to
meet a control objective
is missing or an existing
control is not properly
designed so that, even if
the control operates as
designed, a control
objective would not be met.
A deficiency in operation
exists when a properly
designed control does not
operate as designed or when
 the person performing the
control does not possess the
necessary authority or
competence to perform the
control effectively.

A material weakness is a
deficiency, or a combination
of deficiencies, in internal
control over financial
reporting, such that there
is a reasonable possibility
that a material misstatement
of the Funds' annual or
interim financial statements
will not be prevented or
detected on a timely basis.

A significant deficiency is
a deficiency, or a
combination of deficiencies,
in internal control over
financial reporting that is
less severe than a material
weakness, yet important
enough to merit attention
by those responsible for
oversight of the Funds'
financial reporting.

Our consideration of the
Funds' internal control
over financial reporting
was for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted
no deficiencies in the
Funds' internal control
over financial reporting
and their operations,
including controls over
safeguarding securities,
that we consider to be
material weaknesses, as
defined above, as of
June 30, 2008.

This report is intended
solely for the information
and use of management, the
Board of Trustees of the
Funds and the Securities
and Exchange Commission,
and is not intended to be,
and should not be, used by
anyone other than these
specified parties.

Houston, Texas
August 13, 2008